QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):
 April 12, 2004

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant's telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:
Duquesne Light Company	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-0451600

Item 5.    Other Events.

        On April 12, 2004, Duquesne Light Company entered into an underwriting agreement with Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as Representatives of the Underwriters named therein, for the sale of 1,500,000 shares of Duquesne Light Company's 6.50% Preferred Stock, Cumulative, $50 Par Value Per Share ($50 Liquidation Value Per Share). Such Preferred Stock was registered under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (Registration No. 333-112929).

Item 7.    Financial Statements and Exhibits.

  1.2
  Form of Underwriting Agreement dated April 1, 2004 among Duquesne Light and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as Representatives of the Underwriters named therein (Registration No. 333-112929)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Company (Registrant)
Date April 13, 2004	/s/ WILLIAM F. FIELDS (Signature) William F. Fields Vice President and Treasurer

QuickLinks

SIGNATURE